                                                                  EXHIBIT 28(b)


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 11-K

(Mark One)

   [X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

         For the calendar year ended December 31, 1998

OR

   [ ]   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

             For the transition period from __________ to __________


                        TRANSCORE RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                                7611 Derry Street
                              Harrisburg, PA 17111

           Plan's telephone number, including area code (717) 561-2400

                 Science Applications International Corporation
                 10260 Campus Point Drive, San Diego, California
                  92121 (Name of issuer of the securities held
                   pursuant to the plan and the address of its
                           principal executive office)

        Registrant's telephone number, including area code (619) 546-6000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the trustee (or other persons who administer the Plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TRANSCORE RETIREMENT SAVINGS PLAN


Date:  April 27, 1999               BY: /s/ JOHN M. WORTHINGTON
      ------------------                ----------------------------------------
                                        John M. Worthington
                                        President and
                                        Chief Executive Officer

TRANSCORE
RETIREMENT SAVINGS PLAN

REPORT, FINANCIAL STATEMENTS AND
ADDITIONAL INFORMATION
DECEMBER 31, 1998 AND 1997

TRANSCORE RETIREMENT SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS


                                                                                           PAGE
                                                                                           ----

Report of Independent Accountants                                                             1


Financial Statements:

   Statement of Net Assets Available for Plan Benefits, with Fund Information               2-3
   as of December 31, 1998 and 1997

   Statements of Changes in Net Assets Available for Plan Benefits, with Fund               4-5
   Information for the Years Ended December 31, 1998 and 1997

   Notes to Financial Statements                                                            6-8

Additional Information*:

   Schedule I:   Schedule of Assets Held for Investment Purposes at
                 December 31, 1998                                                            9
   Schedule II:  Schedule of Loans or Fixed Income Obligations at
                 December 31, 1998                                                           10
   Schedule III: Schedule of Reportable Transactions for the Year Ended
                 December 31, 1998                                                           11



* Other supplemental schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Plan Administrator and Participants of the TransCore Retirement Savings Plan

In our opinion, the financial statements listed in the accompanying index present fairly, in all material respects, the net assets available for plan benefits of the TransCore Retirement Savings Plan (the Plan) at December 31, 1998 and 1997, and the changes in net assets available for plan benefits for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I through III is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. Schedules I through III and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICEWATERHOUSECOOPERS LLP

San Diego, California
April 2, 1999

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION DECEMBER 31, 1998

                                FUND INFORMATION
                                ----------------

                                                                                    MONEY
                                       SHORT-TERM                  LONG-TERM        MARKET     WELLESLEY
                                        FEDERAL         GNMA       CORPORATE        PRIME       INCOME     WELLINGTON
                                       PORTFOLIO      PORTFOLIO    PORTFOLIO      PORTFOLIO      FUND         FUND
                                      -----------    -----------  -----------     ---------   ----------   -----------

Investments, at fair value

  Science Applications International
  Corporation Common Stock
     (cost $2,274,158)
  Vanguard Mutual Funds
     (cost $9,568,523)                $   229,090    $   228,689  $ 1,020,616(a)  $ 705,469    $ 583,142   $ 2,826,710(a)
  Short-term investments and cash
     (cost $64,579)
  Loans to participants - principal
     balance
                                      -----------    -----------  -----------     ---------    ---------   -----------

       Net assets available for
             plan benefits            $   229,090    $   228,689  $ 1,020,616     $ 705,469    $ 583,142   $ 2,826,710
                                      ===========    ===========  ===========     =========    =========   ===========



                                          INDEX                        INTERNATIONAL                    SAIC
                                           500          WINDSOR II        GROWTH          LOAN         COMMON
                                        PORTFOLIO          FUND          PORTFOLIO        FUND          STOCK          TOTAL
                                       -----------     -----------     -------------   ---------    ------------    -----------

Investments, at fair value

  Science Applications International
  Corporation Common Stock
     (cost $2,274,158)                                                                               $ 5,222,276(a)  $ 5,222,276
  Vanguard Mutual Funds
     (cost $9,568,523)                 $ 2,341,882(a)  $ 2,501,021(a)   $ 862,904(a)                                  11,299,523
  Short-term investments and cash
     (cost $64,579)                                                                                       64,955          64,955
  Loans to participants - principal
     balance                                                                            $ 73,841                          73,841
                                       -----------     -----------      ---------       --------     -----------     -----------

       Net assets available for
             plan benefits             $ 2,341,882     $ 2,501,021      $ 862,904       $ 73,841     $ 5,287,231     $16,660,595
                                       ===========     ===========      =========       ========     ===========     ===========




(a) Represents 5% or more of the net assets available for benefits.



              See accompanying notes to the financial statements.

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION DECEMBER 31, 1997


                                FUND INFORMATION
                                ----------------

                                                                                     MONEY
                                          SHORT-TERM                 LONG-TERM       MARKET         WELLESLEY
                                           FEDERAL        GNMA       CORPORATE        PRIME          INCOME      WELLINGTON
                                          PORTFOLIO    PORTFOLIO     PORTFOLIO      PORTFOLIO         FUND          FUND
                                          ----------   ----------   ----------      ----------      ----------   ----------
Investments, at fair value

     Science Applications International
     Corporation Common Stock
        (cost $1,392,907)
     Vanguard Mutual Funds
        (cost $7,684,316)                 $  153,289   $  230,780   $  968,620(a)   $  737,374(a)   $  495,658   $2,634,417(a)
     Short-term investments and cash
        (cost $77,650)
     Loans to participants - principal
        balance
                                          ----------   ----------   ----------      ----------      ----------   ----------

           Net assets available for
                plan benefits             $  153,289   $  230,780   $  968,620      $  737,374      $  495,658   $2,634,417
                                          ==========   ==========   ==========      ==========      ==========   ==========



                                             INDEX                        INTERNATIONAL                      SAIC
                                              500           WINDSOR II       GROWTH            LOAN         COMMON
                                            PORTFOLIO          FUND         PORTFOLIO         FUND           STOCK           TOTAL
                                            ----------      ----------      ----------      ----------     ----------       -------
Investments, at fair value

     Science Applications International
     Corporation Common Stock
        (cost $1,392,907)                                                                                  $2,563,314    $ 2,563,314
     Vanguard Mutual Funds
        (cost $7,684,316)                   $1,368,292(a)   $1,750,943(a)   $  699,077(a)                                  9,038,450
     Short-term investments and cash
        (cost $77,650)                                                                                         77,983         77,983
     Loans to participants - principal
        balance                                                                             $   87,480                        87,480
                                            ----------      ----------      ----------      ----------     ----------    -----------

           Net assets available for
                plan benefits               $1,368,292      $1,750,943      $  699,077      $   87,480     $2,641,297    $11,767,227
                                            ==========      ==========      ==========      ==========     ==========    ===========




(a) Represents 5% or more of the net assets available for benefits.


              See accompanying notes to the financial statements.

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1998

                                FUND INFORMATION
                                ----------------

                                                                                             MONEY
                                           SHORT-TERM                      LONG-TERM         MARKET        WELLESLEY
                                             FEDERAL         GNMA          CORPORATE         PRIME           INCOME
                                            PORTFOLIO      PORTFOLIO       PORTFOLIO       PORTFOLIO          FUND
                                          ------------    ------------    ------------    ------------    ------------

Investment income:
    Interest
    Dividends                             $     10,236    $     14,724    $     82,787    $     38,106    $     55,420
    Net appreciation (depreciation) in
       fair value of investments                 1,733             277           1,836                           5,840
                                          ------------    ------------    ------------    ------------    ------------

          Total investment income               11,969          15,001          84,623          38,106          61,260

Contributions:
    TransCore Company contributions              7,263           9,655          16,631          28,941          18,972
    Participant contributions                   26,803          37,999          61,534          64,498          77,626
    Rollover contributions                         487           1,070           2,677          36,830           6,017
                                          ------------    ------------    ------------    ------------    ------------

          Total additions                       46,522          63,725         165,465         168,375         163,875
                                          ------------    ------------    ------------    ------------    ------------

Withdrawals                                     (4,031)        (40,671)        (80,569)        (26,220)        (33,265)
Net transfers among funds                       33,310         (25,145)        (32,900)       (174,060)        (43,126)
                                          ------------    ------------    ------------    ------------    ------------

          Net increase (decrease)               75,801          (2,091)         51,996         (31,905)         87,484

Net assets available for plan benefits:
    Beginning of year                          153,289         230,780         968,620         737,374         495,658
                                          ------------    ------------    ------------    ------------    ------------

    End of year                           $    229,090    $    228,689    $  1,020,616    $    705,469    $    583,142
                                          ============    ============    ============    ============    ============

                                                                                             MONEY
                                                               INDEX                        INTERNATIONAL
                                              WELLINGTON         500          WINDSOR II       GROWTH           LOAN
                                                 FUND         PORTFOLIO          FUND         PORTFOLIO         FUND
                                             ------------    ------------    ------------   -------------    ------------

Investment income:
    Interest                                                                                                 $      4,988
    Dividends                                $    312,847    $     33,409    $    249,238    $     17,110
    Net appreciation (depreciation) in
       fair value of investments                   (1,047)        431,343          73,020         104,359
                                             ------------    ------------    ------------    ------------    ------------

          Total investment income                 311,800         464,752         322,258         121,469           4,988

Contributions:
    TransCore Company contributions                49,784          71,846          87,544          28,503
    Participant contributions                     208,079         332,822         379,646         119,334
    Rollover contributions                          9,346          57,060          32,928           4,458
                                             ------------    ------------    ------------    ------------    ------------

          Total additions                         579,009         926,480         822,376         273,764           4,988
                                             ------------    ------------    ------------    ------------    ------------

Withdrawals                                      (140,369)        (57,573)        (78,976)        (14,071)         (2,333)
Net transfers among funds                        (246,347)        104,683           6,678         (95,866)        (16,294)
                                             ------------    ------------    ------------    ------------    ------------

          Net increase (decrease)                 192,293         973,590         750,078         163,827         (13,639)

Net assets available for plan benefits:
    Beginning of year                           2,634,417       1,368,292       1,750,943         699,077          87,480
                                             ------------    ------------    ------------    ------------    ------------

    End of year                              $  2,826,710    $  2,341,882    $  2,501,021    $    862,904    $     73,841
                                             ============    ============    ============    ============    ============


                                                   SAIC
                                                   COMMON
                                                   STOCK            TOTAL
                                                 ------------    ------------

Investment income:
    Interest                                                     $      4,988
    Dividends                                                         813,877
    Net appreciation (depreciation) in
       fair value of investments                 $  1,863,903       2,481,264
                                                 ------------    ------------

          Total investment income                   1,863,903       3,300,129

Contributions:
    TransCore Company contributions                    70,849         389,988
    Participant contributions                         303,933       1,612,274
    Rollover contributions                             50,583         201,456
                                                 ------------    ------------

          Total additions                           2,289,268       5,503,847
                                                 ------------    ------------

Withdrawals                                          (132,401)       (610,479)
Net transfers among funds                             489,067              --
                                                 ------------    ------------

          Net increase (decrease)                   2,645,934       4,893,368

Net assets available for plan benefits:
    Beginning of year                               2,641,297      11,767,227
                                                 ------------    ------------

    End of year                                  $  5,287,231    $ 16,660,595
                                                 ============    ============

              See accompanying notes to the financial statements.

TRANSCORE RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION FOR THE YEAR ENDED DECEMBER 31, 1997


                                FUND INFORMATION
                                ----------------

                                                                                          MONEY
                                          SHORT-TERM                     LONG-TERM        MARKET       WELLESLEY
                                            FEDERAL          GNMA        CORPORATE        PRIME         INCOME       WELLINGTON
                                          PORTFOLIO       PORTFOLIO      PORTFOLIO       PORTFOLIO       FUND           FUND
                                          -----------    -----------    -----------    -----------    -----------    -----------

Investment income:
    Interest
    Dividends                             $     8,330    $    12,709    $    70,346    $    36,331    $    54,610    $   221,363
    Net appreciation (depreciation) in
       fair value of investments                  412          4,077         47,723                        30,294        257,960
                                          -----------    -----------    -----------    -----------    -----------    -----------

          Total investment income               8,742         16,786        118,069         36,331         84,904        479,323

Contributions:
    TransCore Company contributions             8,810         11,813         20,538         24,109         23,042         60,293
    Participant contributions                  31,430         41,242         68,823         80,321         87,831        232,456
    Rollover contributions                      4,818         21,468                        29,821          3,926         16,287
                                          -----------    -----------    -----------    -----------    -----------    -----------

          Total additions                      53,800         91,309        207,430        170,582        199,703        788,359
                                          -----------    -----------    -----------    -----------    -----------    -----------

Withdrawals                                    (8,415)        (9,272)       (83,688)       (26,684)        (3,675)      (192,213)
Net transfers among funds                      (6,160)         6,079        (50,346)       (68,800)       (95,025)            20
                                          -----------    -----------    -----------    -----------    -----------    -----------

          Net increase                         39,225         88,116         73,396         75,098        101,003        596,166

Net assets available for plan benefits:
    Beginning of year                         114,064        142,664        895,224        662,276        394,655      2,038,251
                                          -----------    -----------    -----------    -----------    -----------    -----------

    End of year                           $   153,289    $   230,780    $   968,620    $   737,374    $   495,658    $ 2,634,417
                                          ===========    ===========    ===========    ===========    ===========    ===========


                                               INDEX                      INTERNATIONAL                    SAIC
                                                500          WINDSOR II      GROWTH          LOAN          COMMON
                                              PORTFOLIO        FUND         PORTFOLIO        FUND          STOCK           TOTAL
                                             -----------    -----------    -----------    -----------    -----------    -----------

Investment income:
    Interest                                                                              $     6,051                   $     6,051
    Dividends                                $    26,075    $   154,631    $    29,254                                      613,649
    Net appreciation (depreciation) in
       fair value of investments                 245,064        211,482        (17,145)                  $   892,863      1,672,730
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Total investment income                271,139        366,113         12,109          6,051        892,863      2,292,430

Contributions:
    TransCore Company contributions               81,923         93,641         35,341                        64,327        423,837
    Participant contributions                    350,700        388,771        146,388                       243,369      1,671,331
    Rollover contributions                        58,868         56,110         15,415                        39,015        245,728
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Total additions                        762,630        904,635        209,253          6,051      1,239,574      4,633,326
                                             -----------    -----------    -----------    -----------    -----------    -----------

Withdrawals                                     (145,176)      (176,640)        (7,450)       (13,207)      (285,368)      (951,788)
Net transfers among funds                        113,486         91,973        (12,869)        16,018          5,624             --
                                             -----------    -----------    -----------    -----------    -----------    -----------

          Net increase                           730,940        819,968        188,934          8,862        959,830      3,681,538

Net assets available for plan benefits:
    Beginning of year                            637,352        930,975        510,143         78,618      1,681,467      8,085,689
                                             -----------    -----------    -----------    -----------    -----------    -----------

    End of year                              $ 1,368,292    $ 1,750,943    $   699,077    $    87,480    $ 2,641,297    $11,767,227
                                             ===========    ===========    ===========    ===========    ===========    ===========

               See accompanying notes to the financial statements.

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF RETIREMENT SAVINGS PLAN

THE PLAN

The following description of the TransCore Retirement Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

The Plan is a defined contribution plan that became effective January 1, 1986. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code.

The purpose of the Plan is to encourage and assist employees in following a systematic savings program suited to their individual objectives, and to provide an opportunity for employees to become stockholders of Science Application International Corporation (SAIC). TransCore (the "Company") is a wholly-owned subsidiary of SAIC. Any employee of the Company who was hired before April 1, 1986 or any employee who has completed at least one year of continuous service, as determined in accordance with the Company's service rules, or who has been compensated for 1,000 or more hours in a period of 12 consecutive months is eligible for participation.

Eligible employees may participate in the Plan by authorizing the Company to make monthly salary deferrals. The Plan permits participants to elect to defer up to 15% of their compensation. The Company will match 50% of the participant's salary deferrals on the first 4% of eligible compensation. At the discretion of the Board of Directors, the Company may also make additional profit-sharing contributions. All of the above savings and elections are subject to regulatory and Plan limitations.

A participant's vested percentage in the matching and profit-sharing contribution accounts are as follows:

                                                                       VESTED
          YEARS OF SERVICE                                           PERCENTAGE
          ----------------                                           ----------

   Less than one year                                                     0
   After one year, but less than two years                               20
   After two years, but less than three years                            40
   After three years, but less than four years                           60
   After four years, but less than five years                            80
   After five years                                                     100

The nonvested portion of a participant's profit-sharing contribution account is forfeited at the end of the Plan year in which termination occurs and is reallocated as additional profit-sharing contributions to the remaining eligible participants. The nonvested portion of a participant's matching contribution account is forfeited at the participant's date of termination and is used to reduce future employer matching contributions to the Plan. Participants who retire may withdraw their vested balances in a lump sum payment at any time prior to attaining the age of 70 1/2.

Participants may borrow up to one-half of their vested account balances subject to certain minimum and maximum loan limitations. All approved loans require the participant to pledge the vested portion of their account balance as collateral. The loan must be repaid in regular installments through payroll deductions over a period not to exceed five years.

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS


INVESTMENT FUNDS

Participants may allocate contributions among fund options at their discretion. Participants may transfer balances between all funds with the exception of the SAIC Common Stock Fund, which can receive amounts only through contributions. The investment options offered by the Plan are described below.

VANGUARD FUNDS

Each of the following mutual funds has its own investment objectives and is subject to varying degrees of risk.

- Short-Term Federal Portfolio - Seeks a high level of interest income and modest fluctuations in share price by investing primarily in short-term securities issued by the U.S. government and its agencies.

- GNMA Portfolio - Seeks a high-level of interest income by investing in a broad range of mortgage-backed securities issued by the Government National Mortgage Association.

- Long-Term Corporate Portfolio - Seeks a high and stable level of interest income by investing in a widely diversified group of long-term bonds.

- Money Market Prime Portfolio - Seeks interest income and a stable share price by investing in short-term, high quality money market instruments issued by financial institutions, non-financial corporations and the U.S. government and its agencies.

- Wellesley Income Fund - Seeks a high level of income and long-term growth of income by investing in high-quality long-term and intermediate-term bonds and dividend-paying stocks.

- Wellington Fund - Seeks long-term growth of capital and income by investing in stocks and bonds.

- Index 500 Portfolio - Seeks long-term growth of capital by investing in the shares of companies included in the Standard & Poor's 500 index.

- Windsor II - Seeks long-term growth of capital by investing in a diversified group of out-of-favor stocks of large capitalization companies.

- International Growth Portfolio - Seeks long-term growth of capital by investing in stocks of high quality, seasoned companies outside of the United States.

LOAN FUND

This fund represents the principal balance of amounts loaned to participants.

SAIC COMMON STOCK FUND

This fund purchases shares of SAIC Class A Common stock.

ADMINISTRATION

The designated Trustee of the Plan is Vanguard Fiduciary Trust Company (VFTC). The administration of the Plan is vested in the Company, which may designate one or more persons to operate and administer the Plan. Expenses of administering the Plan are paid by the Company.

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

TRANSCORE RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVESTMENT VALUATION AND INCOME RECOGNITION

The accompanying financial statements are prepared on the accrual basis of accounting.

Investments in the Vanguard mutual funds and short-term investments are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. Loans to participants are valued at cost, which approximates fair value. SAIC Common Stock is carried at fair market value. A general public market does not exist for SAIC's Common Stock; therefore, the fair market value of SAIC's Common Stock is determined by the Board of Directors pursuant to a stock price formula and valuation process which includes an appraisal prepared by an independent firm. The Board of Directors of SAIC reserves the right to alter the formula.

Investment income is recorded when earned.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires the Plan Administrator to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REALIZED AND UNREALIZED GAINS AND LOSSES

Realized and unrealized gains and losses are calculated based upon the historical cost of assets. Such gains and losses are computed on a current value basis for the Form 5500. Accordingly, this difference may result in classification differences between realized and unrealized gains and losses.


NOTE 3 - INCOME TAX STATUS

The TransCore Retirement Savings Plan is a qualified plan pursuant to Section 401(a) of the Internal Revenue Code (the "Code") and the related Trust is exempt from federal taxation under Section 401(a) of the Code. A favorable tax determination letter dated March 24, 1994 has been received by the Plan. The Plan has been amended since receiving this determination letter. However, the Plan administrator believes that the Plan is designed and currently being operated in compliance with the applicable provisions of the Internal Revenue Code. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements.


NOTE 4 - PARTY-IN-INTEREST TRANSACTIONS

Transactions involving cash, securities or assets of the Company, SAIC, the Trustee or other affiliated persons are considered to be party-in-interest transactions under Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure. The Plan invests in shares of mutual funds managed by an affiliate of VFTC. VFTC acts as trustee for only those investments as defined by the Plan. In addition, the SAIC Common Stock Fund purchases shares of SAIC class A common stock. Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules.

NOTE 5 - SUBSEQUENT EVENT

Effective January 1, 1999, the Plan was amended with respect to the Company's matching contribution. Starting in 1999, one-half of the match made on behalf of each employee will be invested in the SAIC Common Stock Fund, while the remainder will be invested pursuant to the employee's investment elections.

                                                          ADDITIONAL INFORMATION
                                                                      SCHEDULE I

TRANSCORE RETIREMENT SAVINGS PLAN

FORM 5500 ITEM 27(a) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES DECEMBER 31, 1998


                                                                                 SHARES                            CURRENT
IDENTITY OF ISSUE                         DESCRIPTION                           OR UNITS         COST              VALUE
-----------------                         -----------                           --------         ----              -----

Mutual Funds:
       The Vanguard Group
       of Investment               Vanguard Short-Term Federal Portfolio         22,328        $ 224,748          $ 229,090
       Companies *
                                   Vanguard GNMA Portfolio                       21,884          222,501            228,689

                                   Vanguard Long-Term Corporate Portfolio        109,862         939,450          1,020,616

                                   Vanguard Money Market Prime Portfolio         705,469         705,469            705,469

                                   Vanguard Wellesley Income Fund                26,363          538,301            583,142

                                   Vanguard Wellington Fund                      96,310        2,364,205          2,826,710

                                   Vanguard Index 500 Portfolio                  20,552        1,630,622          2,341,882

                                   Vanguard Windsor II Fund                      83,786        2,194,749          2,501,021

                                   Vanguard International Growth Portfolio       45,972          748,478            862,904

Participant Loans                  Due May 1999 to October 2003;                                       0             73,841
                                   7.4% - 12%
Common Stock:
      Science Applications
      International                Class A Common Stock                          88,709        2,274,158          5,222,276
     Corporation *

Short-Term Investments
      and Cash                                                                   64,439           64,579             64,955
                                                                                             -----------       ------------

                                             Total Investment Portfolio                      $11,907,260       $ 16,660,595
                                                                                             ===========       ============



*  Represents a party-in-interest.

                                                          ADDITIONAL INFORMATION
                                                                     SCHEDULE II

TRANSCORE RETIREMENT SAVINGS PLAN

FORM 5500 ITEM 27(b) - SCHEDULE OF LOANS OR FIXED INCOME OBLIGATIONS DECEMBER 31, 1998

                                                                           DETAILED DESCRIPTION OF LOANS INCLUDING
                                                                           DATE OF MAKING AND MATURITY, INTEREST RATE,
                     ORIGINAL          AMOUNT RECEIVED          UNPAID     THE TYPE AND VALUE OF COLLATERAL, ANY
  IDENTITY AND       AMOUNT         DURING REPORTING YEAR     BALANCE AT   RENEGOTIATION OF THE LOAN AND THE TERMS OF
ADDRESS OF OBLIGOR   OF LOAN      PRINCIPAL     INTEREST      END OF YEAR  THE RENEGOTIATION AND OTHER MATERIAL ITEMS
------------------   -------      ---------     --------      -----------  ------------------------------------------

Deborah Hoffman
314 Dimpsey Road                                                           Loan date: 4/25/95; Maturity date: 7/6/00;
Hallifax, VA 17032  $ 4,400         $  -         $  -          $ 4,001     Interest rate: 9%; Collateral: vested account balance




  IDENTITY AND                  AMOUNT OVERDUE
ADDRESS OF OBLIGOR       PRINCIPAL        INTEREST
------------------       ---------        --------

Deborah Hoffman
314 Dimpsey Road
Hallifax, VA 17032        $ 4,001           $  -

                                                          ADDITIONAL INFORMATION
                                                                    SCHEDULE III

TRANSCORE RETIREMENT SAVINGS PLAN

FORM 5500 ITEM 27(d) - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE YEAR ENDED DECEMBER 31, 1998

             TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS AS OF JANUARY 1, 1998


                                                                                        CONTRACT        CURRENT
                                                                                         VALUE/         VALUE ON
  PARTY            DESCRIPTION            NUMBER OF        PURCHASE        SELLING        COST OF      TRANSACTION        GAIN ON
 INVOLVED            OF ASSET            TRANSACTIONS       PRICE          PRICE          ASSET           DATE         TRANSACTION
 --------            --------            ------------       -----          -----          -----           ----         -----------
   SAIC       SAIC Common Stock Fund          35         $ 1,373,525                   $ 1,373,525
                                              29                         $ 591,499     $   505,348      $ 591,499        $ 86,151

 Vanguard        Wellington Fund              50         $   809,337                   $   809,337
                                              37                         $ 615,996     $   508,088      $ 615,996        $107,908

 Vanguard    Index 500 Portfolio Fund         70         $   742,969                   $   742,969
                                              30                         $ 200,722     $   168,818      $ 200,722        $ 31,904

 Vanguard        Windsor II Fund              61         $   946,862                   $   946,862
                                              38                         $ 269,804     $   209,880      $ 269,804        $ 59,924

 Vanguard        Prime Money Mkt.             76         $   351,065                   $   351,065                             --
                                              33                         $ 382,970     $   382,970      $ 382,970